The following form was used in connection with a private placement in May, 1999, pursuant to which: (i) Frederick A. Moran and Joan Moran, joint tenants, purchased 280,000 shares of Company common stock at $3.00 per share; (ii) the Kent F. Moran Trust purchased 24,160 shares of Company common stock at $3.00 per share; and (iii) the Luke F. Moran Trust purchased 24,010 shares of Company common stock at $3.00 per share.







                            VDC COMMUNICATIONS, INC.


                                   ----------


                          SECURITIES PURCHASE AGREEMENT


                                   ----------

                             SHARES OF COMMON STOCK
                               AT $3.00 PER SHARE



                                   ----------


                                   MAY 5, 1999

CONFIDENTIAL
------------

                          SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of the 5th day of May, 1999, by and between VDC Communications, Inc., a Delaware corporation ("VDC" or the "Company"), and the investor whose name appears at the end of this Agreement ("Purchaser" or "Subscriber").

                                R E C I T A L S:
                                ----------------

        The Company wishes to obtain additional working capital and the Purchaser desires to provide such working capital to the Company through the purchase of certain shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), being privately offered by the Company.

        NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.      Sale and Purchase of Shares.

               Subject to the terms and conditions hereof, the Company agrees to issue and sell, and the Purchaser agrees to purchase that number of shares of Common Stock (the "Shares") identified on the signature page hereof at a purchase price of $3.00 per share. The total purchase price is set forth on the signature page hereof (the "Purchase Price"). The Purchase Price is payable upon subscription in cash, check or wire transfer. If paying by check, the check should be made payable to "VDC Communications, Inc." and delivered to VDC Communications, Inc. at 75 Holly Hill Lane, Greenwich, Connecticut, 06830.

               No broker, investment banker or any other person will receive from the Company any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase of the Shares hereunder.

     2.      Description of the Shares.

               (a) Restricted Securities. The shares of Common Stock of the Company being offered hereby (the "Shares") shall be "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended (the "Act") and may not be offered for sale or sold or otherwise transferred in a transaction which would constitute a sale thereof within the meaning of the Act unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities; or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and such opinion to be satisfactory to the Company.

               (b) Voting Rights; Dividends. Holders of Common Stock of the Company have equal rights to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock of the Company have one vote for each share held of record and do not have cumulative voting rights.

               (c) Liquidation; Redemption. Holders of Common Stock of the Company are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any of holders of any preferred stock of the Company then outstanding. Shares of Common Stock of the Company are not redeemable and have no preemptive or similar rights. All outstanding shares of Common Stock of the Company are fully paid and nonassessable.

               (d) Restriction Upon Resale. The Subscriber hereby agrees that the Shares shall be subject to restrictions upon the transfer, sale, encumbrance or other disposition of the Shares. See "UNDERSTANDING OF INVESTMENT RISKS" AND "REGISTRATION RIGHTS".

        3.     Shares Offered in a Private Placement Transaction.

               The Shares offered by this Securities Purchase Agreement are being offered as a non-public offering pursuant to Section 4(2) and Regulation D of the Act ("Regulation D").

        4.     Binding Effect of Securities Purchase Agreement; The Closing.

               This Securities Purchase Agreement shall not be binding on the Company unless and until an authorized executive officer of the Company has evidenced acceptance thereof by executing the signature page at the end hereof. The Company may accept or reject this Securities Purchase Agreement in its sole discretion if the Purchaser does not meet the suitability standards established herein, or for any other reason. A closing (the "Closing") will occur contemporaneously with the execution of this Agreement by all parties hereto.

        5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

               (a) Accredited Investor. The Purchaser has such knowledge and experience in business and financial matters such that the Purchaser is capable of evaluating the merits and risks of purchasing the Shares. The Purchaser is either an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act or a "qualified institutional buyer" as that term is defined in Rule 144A of the Act, and represents that he satisfies the suitability standards identified in Section 10 hereof;

               (b)        Loss  of  Investment.   The  Purchaser's  (i)  overall
commitment to investments which are not readily marketable is not disproportionate to his net worth; (ii) investment in the Company will not cause such overall commitment to become excessive; (iii) can afford to bear the loss of his entire investment in the Company; and (iv) has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Company;

               (c) Special Suitability. The Purchaser satisfies any special suitability or other applicable requirements of his state of residence and/or the state in which the transaction b y which the Shares are purchased occurs;

               (d) Investment Intent. The Purchaser hereby acknowledges that the Purchaser has been advised that this offering has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this offering is intended to be a non-public offering pursuant to Section 4(2) and Regulation D of the Act. The Purchaser represents that the Purchaser's Shares are being purchased for the Purchaser's own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others. The Purchaser agrees that the Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Shares unless they are registered under the Act or unless in the opinion of counsel an exemption from such registration is available, such counsel and such opinion to be satisfactory to the Company. The Purchaser understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Purchaser's investment intention;

               (e) State Securities Laws. The Purchaser understands that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Shares;

               (f) Authority; Power; No Conflict. The execution, delivery and performance by the Purchaser of the Agreement are within the powers of the Purchaser, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, and, if the Purchaser is not an individual, will not violate any provision of the charter documents, Bylaws, indenture of trust or partnership agreement, as applicable, of the Purchaser. The signatures on the Agreement are genuine, and the signatory, if the Purchaser is an individual, has legal competence and capacity to execute the same, or, if the Purchaser is not an individual, the signatory has been duly authorized to execute the same; and the Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms;

               (g) No General Solicitation. The Purchaser acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by him and that no public solicitation or advertisement with respect to the offering of the Shares has been made to him;

               (h) Advice of Tax and Legal Advisors. The Purchaser has relied solely upon the advice of his own tax and legal advisors with respect to the tax and other legal aspects of this investment;

               (i) Broker Fees. Other than as provided for in Section 1, the Purchaser is not aware that any person, and has been advised that no person, will receive from the Company any compensation as a broker, finder, adviser or in any other capacity in connection with the purchase of the Shares other than as declared herein;

               (j)      Access to  Information.  Purchaser has had access to all
material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable Purchaser to make an informed investment decision with respect to its investment in the Shares. Purchaser has carefully read and reviewed, and is familiar with and understands the contents thereof and hereof, including, without limitation, the risk factors described in this Agreement. See "UNDERSTANDING OF INVESTMENT RISKS." Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, and to obtain additional information from, representatives of the Company concerning the terms and conditions of the acquisition of the Shares and the present and proposed business and financial condition of the Company, and has had all such questions answered to its satisfaction and has been supplied all information requested;

               (k) Review of Reports. The Purchaser acknowledges that it has been provided with an opportunity to review: (i) a copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1998; (ii) a copy of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;
(iii) a copy of the Company's Registration Statement on Form S-4, pursuant to which VDC Corporation Ltd., a Bermuda company, merged with and into the Company; and (iv) all other recent reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (collectively, the "Reports").

               (l) Understanding the Nature of Securities. The Purchaser understands and acknowledges that:

                      (i) The Shares have not been registered under the Act or any state securities laws and are being issued and sold in reliance upon certain exemptions contained in the Act;

                      (ii) The Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Act;

                      (iii) The Shares cannot be sold or transferred without registration under the Act and applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary; and

                      (iv)   The   Shares   and   any  certificates  issued   in
replacement therefor shall bear the following legend, in addition to any other legend required by law or otherwise:

                      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF EXEMPTION FROM REGISTRATION, UNDER THE ACT, BASED ON AN OPINION LETTER OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

        6. _____ Indemnification. The Purchaser shall indemnify and hold harmless the Company and the Company's officers, directors and employees from and against any and all loss, damage or liability (including attorneys' fees), due to, or arising out of, a breach or inaccuracy of any representation or warranty contained in Section 5.

        7. Understanding of Investment Risks. Any investment in the Securities should not be made by a Purchaser who cannot afford the loss of his entire Purchase Price. THE PURCHASER ACKNOWLEDGES THAT THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSIONS, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS SECURITIES PURCHASE AGREEMENT OR ANY EXHIBIT HERETO. PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES, THE PURCHASER HAS FULLY CONSIDERED, AMONG OTHER THINGS, THE FINANCIAL AND OTHER INFORMATION SET FORTH IN THE REPORTS AS WELL AS THE RISK FACTORS ATTACHED HERETO AS EXHIBIT "A" AND ACKNOWLEDGES THAT SUCH INFORMATION HAS BEEN CONSIDERED PRIOR TO MAKING THIS INVESTMENT DECISION.

        8. Registration Rights. The Company agrees that within sixty (60) days of the Closing, it will use its reasonable best efforts to prepare and file with the Securities and Exchange Commission, and use its reasonable best efforts to have declared effective thereafter, a Registration Statement on Form S-1 or other equivalent form pursuant to which the Company shall register the public resale of the Shares. The Company shall have the right to include within such Registration Statement any other securities on behalf of the Company or security holders. The expenses of such registration shall be borne by the Company.

               Notwithstanding the foregoing, the Company may: (A) delay filing the Registration Statement and may withhold efforts to cause the Registration Statement to become effective, if the Company determines in good faith that such registration rights might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's stockholders, and (B) not include the Shares in a Registration Statement covering an underwritten offering to the extent that the inclusion of the Shares would, in the opinion of the managing underwriter of such an offering, adversely affect such an offering or the market for the Company's securities. In the event that the Shares are not included in the Registration Statement in accordance with the provisions of clause (B) above, the Company agrees to register the Shares promptly after the completion of the underwritten offering described in clause (B) as may be permitted by the managing underwriter of such an offering. If, after the Registration Statement becomes effective, the Company advises the holders of registered Shares that the Company considers it appropriate for the Registration Statement to be amended, the holders of such Shares shall suspend any further sales of their registered Shares until the Company advises them that the Registration Statement has been amended.

        Each holder of Shares whose shares are registered pursuant to the Registration Statement set forth herein shall indemnify and hold harmless the Company, each of its directors and each of its officers from and against any and all claims, damages or liabilities, joint or several, to which they or any of them may become subject, including all legal and other expenses, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the circumstances in which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder expressly for use therein.

        In connection with the registration rights, the Company shall have no obligation: (i) to assist or cooperate in the offering or disposition of such Shares; (ii) to indemnify or hold harmless the holders of the securities being registered; (iii) to obtain a commitment from an underwriter relative to the sale of such Shares; or (iv) to include such Shares within an underwritten offering of the Company.

        9. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

               (a) Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement, and is duly qualified and licensed to do business as a foreign corporation in such other jurisdictions as is necessary to enable it to carry on its business, except where failure to do so would not have a material adverse effect on its business;

               (b) Corporate Power and Authority. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate act or proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization or other similar laws and legal and equitable principles limiting or affecting the rights of creditors generally; and/or (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law;

               (c) Noncontravention. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the Company's knowledge and belief, (i) permit the termination or acceleration of the maturity of any material indebtedness or material obligation of the Company; (ii) permit the termination of any material note, mortgage, indenture, license, agreement, contract, or other instrument to which the Company is a party or by which it is bound or the Certificate of Incorporation or Bylaws of the Company; (iii) except as expressly provided in this Agreement and except for state "blue sky" approvals that may be required and those consents and waivers which already have been obtained by the Company, require the consent, approval, waiver or authorization from or registration or filing with any party, including but not limited to any party to a material agreement to which the Company is a party or by which it is bound, or any regulatory or governmental agency, body or entity except where failure to obtain such consent, approval, waiver or authorization would not have a material adverse effect on the Company's business; (iv) result in the creation or imposition of any lien, claim or encumbrance of any kind or nature on any material properties or assets of the Company; or (v) violate in any material aspect any statue, law, rule, regulation or ordinance, or any judgment, decree, order, regulation or rule of any court, tribunal, administrative or governmental agency, body or entity to which the Company or its properties is subject except where such violation would not have a material adverse effect on the Company's business.

       10.  IMPORTANT CONSIDERATIONS: SUITABILITY STANDARDS - WHO SHOULD INVEST.

               INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS OF SUBSTANTIAL FINANCIAL RESOURCES WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENT.

               A substantial number of state securities commissions have established investor suitability standards for the marketing within their respective jurisdictions of restricted securities. Some have also established minimum dollar levels for purchases in their states. The reasons for these standards appear to be, among others, the relative lack of liquidity of securities of such programs as compared with other securities investments. Investment in the Shares involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments.

               The Company has adopted as a general investor suitability standard the requirement that each Subscriber for Shares represents in writing that the Subscriber: (a) is acquiring the Shares for investment and not with a view to resale or distribution; (b) can bear the economic risk of losing its entire investment; (c) its overall commitment to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Shares will not cause such overall commitment to become excessive; (d) has adequate means of providing for its current needs and personal contingencies and has no need for liquidity in this investment in the Shares; (e) has evaluated all the risks of investment in the Company; and (f) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company or is relying on its own purchaser representative in making an investment decision.

               In addition, all of the Subscribers for Shares must be: (1) extremely sophisticated investors with substantial net worth and experience in making investments of this nature; and (2) "accredited investors," as defined in Rule 501 of Regulation D under the Act, by meeting any of the following conditions:

               (i) he or she has an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years, and he or she reasonably expects an income in excess of the aforesaid levels in the current year, or

               (ii) he or she has an individual net worth, or a joint net worth with his or her spouse, at the time of his or her purchase, in excess of $1,000,000 (net worth for these purposes includes homes, home furnishings and automobiles), or

               (iii) he or she otherwise satisfies the Company that he or she is an accredited investor, as defined in Rule 501 under the Act.

               Other categories of investors included within the definition of accredited investor include the following: certain institutional investors, including certain banks, whether acting in their individual or fiduciary capacities; certain insurance companies; federally registered investment companies; business development companies (as defined under the Investment Company Act of 1940); Small Business Investment Companies licensed by the Small Business Administration; certain employee benefit plans; private business development companies (as defined in the Investment Advisers Act of 1940); tax exempt organizations (as defined in Section 501(c)(3) of the Internal Revenue
Code) with total assets in excess of $5,000,000; entities in which all the equity owners are accredited investors; and certain affiliates of the Company.

               A partnership Subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its partners are accredited investors. A corporate subscriber, which satisfies the requirements set forth in clauses (a) through (f) above shall satisfy the investor suitability standards if it is an accredited investor by reason of clause (iii) above, or if all of its shareholders are accredited investors. Corporate subscribers must have net worth of at least three (3) times the amount of their investment in the Shares.

               The suitability standards referred to above represent minimum suitability requirements for prospective purchasers and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the Shares are a suitable investment for such purchaser. The Company may, in circumstances it deems appropriate, modify such requirements. The Company may also reject subscriptions for whatever reasons, in its sole discretion, it deems appropriate.

               Securities Purchase Agreements may not necessarily be accepted in the order in which received. Purchasers who are residents of certain states may be required to meet certain additional suitability standards.

               THE ACCEPTANCE OF A SUBSCRIPTION FOR SHARES BY THE COMPANY DOES NOT CONSTITUTE A DETERMINATION BY THE COMPANY THAT AN INVESTMENT IN THE SHARES IS SUITABLE FOR A PROSPECTIVE INVESTOR. THE FINAL DETERMINATION OF THE SUITABILITY OF INVESTMENT IN THE SHARES MUST BE MADE BY THE PROSPECTIVE INVESTOR AND HIS OR HER ADVISERS.

        11.     State Law Considerations for Residents of All States.

                    IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE DESCRIPTION OF BUSINESS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

        12. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested (provided that facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. local time), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

               If to the Company:

                      VDC Communications, Inc.
                      75 Holly Hill Lane
                      Greenwich, CT   06830
                      Attention:  Frederick A. Moran
                                  Chairman & C.E.O.
                      Facsimile: (203) 552-0908


               with a copy to:

                      VDC Communications, Inc.
                      75 Holly Hill Lane
                      Greenwich, CT   06830
                      Attention:  Louis D. Frost, Esq.
                                 VDC Corporate Counsel
                      Facsimile: (203) 552-0908


               If to Purchaser:

               to the address set forth at the end of this Agreement or to such other addresses as may be specified in accordance herewith from time to time.


        13. Survival of Representations and Warranties. Representations and warranties contained herein shall survive the execution and delivery of this Agreement.

        14. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

        15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to the principles of conflict of laws.

        16. Arbitration. All controversies which may arise between the parties including, but not limited to, those arising out of or related to this Agreement shall be determined by binding arbitration applying the laws of the State of Delaware. Any arbitration between the parties shall be conducted at the Company's offices in Greenwich, Connecticut, or at such other location designated by the Company, before the American Arbitration Association (the "AAA"). If the Parties are unable to agree on a single arbitrator with fifteen
(15) days of a demand for arbitration being filed with the AAA by one of the parties, each party shall select an arbitrator and the two (2) arbitrators shall mutually select a third arbitrator, the three of whom shall serve as an arbitration panel. The decision of the arbitrator(s) shall be final and binding upon the Parties and shall not be required to include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. Nothing in this section will prevent either party from resorting to judicial proceedings if interim injunctive relief under the laws of the State of Delaware from a court is necessary to prevent serious and irreparable injury to one of the parties, and the parties hereto agree that the state courts in Stamford, Connecticut and the United States District Court in the District of Connecticut in Bridgeport, Connecticut shall have exclusive subject matter and in personam jurisdiction over the parties for purposes of obtaining interim injunctive relief.

        17. Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, and do not constitute part of this Agreement or otherwise affect any of the provisions hereof.

        18. Pronouns. Whenever the context of this Agreement may require, any pronoun will include the corresponding masculine, feminine and neuter form, and the singular form of nouns and pronouns will include the plural.

        19. Counterpart Signatures. This Agreement may be signed in counterparts and all counterparts together shall become effective only when the counterpart(s) have been executed and delivered by and on behalf of the Company and the Purchaser.

        20. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

        21. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

        22. Construction. This Agreement and any related instruments will not be construed more strictly against one party then against the other by virtue of the fact that drafts may have been prepared by counsel for one of the parties, it being recognized that this Agreement and any related instruments are the product of negotiations between the parties and that both parties have contributed to the final preparation of this Agreement and all related instruments.

        23. Agreement Read and Understood. Both parties hereto acknowledge that they have had an opportunity to consult with an attorney, and such other experts or consultants as they deem necessary or prudent, regarding this Agreement and that they, or their designated agents, have read and understand this Agreement.

        24. United States Dollars. All dollar amounts stated herein refer to and are payable solely in United States Dollars.

        IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed.



                                     Purchaser:


        Shares/$
Number and dollar amount             ____________________________________
of Shares purchased -                Name (Signature)
Purchase Price
                                     Address/Residence of Purchaser:

                                     ------------------------------------

                                     ------------------------------------

                                     ------------------------------------

                                     Social Security No.:
                                                         -----------------------

                                     Accredited Investor Certification
                                     (Place initials on the appropriate line(s))

____                (i) I am a natural person who had individual  income of more than $200,000 in each of the most recent two years or joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income", for purposes hereof, should be computed as follows: individual adjusted gross income, as reported (or to be reported) on a federal income tax return, increased by (1) any deduction of long-term capital gains under
               Section 1202 of the Internal  Revenue Code of 1986 (the  "Code"),
               (2) any deduction for depletion under Section 611 et seq. of the Code, (3) any exclusion for interest under Section 103 of the Code and (4) any losses of a partnership as reported on Schedule E of Form 1040);

_____               (ii)   I am a  natural  person  whose  individual  net worth
               (i.e., total assets in excess of total liabilities), or joint net worth with my spouse, will at the time of purchase of the Shares be in excess of $1,000,000;

_____               (iii)    The  Purchaser  is  an  investor   satisfying   the
               requirements of Section 501(a)(1), (2) or (3) of Regulation D promulgated under the Securities Act, which includes but is not limited to, a self-directed employee benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D;

_____               (iv)  The Purchaser is a "qualified  institutional buyer" as that term is defined in Rule 144A of the Securities Act;

_____               (v)  The Purchaser is a trust,  which trust has total assets in excess of $5,000,000, which is not formed for the specific purpose of acquiring the Shares offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Shares;

_____               (vi)  I am a director or  executive  officer of the Company;
               or

_____               (vii)  The  Purchaser  is an entity  (other than a trust) in which all of the equity owners meet the requirements of at least one of the above subparagraphs.


                                                 Agreed and Accepted by

                                                 VDC COMMUNICATIONS, INC.



                                                 By:  __________________________
                                                           Frederick A. Moran
                                                           Chairman & C.E.O.

                                                 Dated:  _______________________

                                   EXHIBIT "A"

                                  RISK FACTORS

An investment in Company Common Stock and Warrants to purchase Company Common Stock involves a high degree of risk. Purchasers of such securities should carefully review the following risk factors.

This following Risk Factors contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although forward-looking statements are based on assumptions made, and information believed, by management to be reasonable, no assurance can be given that such statements will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Some, but not all, of such risks and uncertainties are described in the risk factors set forth below.

1. WE ARE A DEVELOPMENT STAGE COMPANY. We have only recently commenced our present operations, and therefore, have only a limited operating history upon which you can evaluate our business. We have strategically placed telecommunications equipment in cities that we believe will enable us to efficiently transport telecommunications services. Now we are building our customer base as rapidly as we can in order to achieve greater revenues and market penetration. We will also add additional telecommunications equipment in other areas of the world. We have not yet determined with certainty where those areas will be.

2. WE ARE LOSING MONEY. We have not yet experienced a profitable quarter and may not ever achieve profitability. By virtue of the early stage of our development, we have yet to build sufficient volume of telecommunications voice and facsimile traffic to reach profitability. Our current expenses are greater than our revenues. This will probably continue until we reach a greater level of maturity and it is possible that our revenues may never exceed our expenses. If operating losses continue for longer than the short-term, then our continued operation will be in jeopardy. However, we believe that what we have developed over the past year is valuable and has the potential to generate revenues greater than expenses.

3. NUMEROUS CONTINGENCIES COULD HAVE A MATERIAL ADVERSE EFFECT ON US. Because we are a development stage company, and because of the nature of the industry in which we operate, there are numerous contingencies over which we have little or no control, any one of which could have a material adverse effect on us. The contingencies include, but are not limited to, the addition or loss of major customers, whether through competition, merger, consolidation or otherwise; the loss of economically beneficial routing options for the termination of our telecommunications traffic; financial difficulties of major customers; pricing pressure resulting from increased competition; and technical difficulties with or failures of portions of our network that could impact our ability to provide service to or bill our customers.

4. OUR ABILITY TO IMPLEMENT OUR PLAN SUCCESSFULLY IS DEPENDENT ON A FEW KEY PEOPLE. We are particularly dependent upon Frederick A. Moran, Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company. Mr. Moran is also a significant beneficial shareholder of the Company. The Company has an employment agreement with Mr. Moran. We believe the combination of his employment agreement and equity interest keeps Mr. Moran highly motivated to remain with the Company.

5. THE INTERNATIONAL TELECOMMUNICATIONS MARKET IS RISKY. The international nature of the our operations involves certain risks, such as changes in U.S. and foreign government regulations and telecommunications standards, dependence on foreign partners, tariffs, taxes and other trade barriers, the potential for nationalization and economic downturns and political instability in foreign countries. At the current time, we are particularly dependent on Central and North America. In addition, our business could be adversely affected by a reversal in the current trend toward the deregulation of the telecommunications industry. We will be increasingly subject to these risks to the extent that we proceed with the planned expansion of international operations.

6. OVERNMENT INVOLVEMENT IN INDUSTRY COULD HAVE AN ADVERSE EFFECT. We are subject to various U.S. and foreign laws, regulations, agency actions and court decisions. Our U.S. international telecommunications service offerings are subject to regulation by the Federal Communications Commission (the "FCC"). The FCC requires international carriers to obtain certificates of public convenience and necessity prior to acquiring international facilities by purchase or lease, or providing international service to the public. Prior FCC approval is also generally required to transfer control of a certificated carrier. We must file reports and contracts with the FCC and must pay regulatory and other fees, which are subject to change. We are also subject to the FCC policies and rules discussed below. The FCC could determine, by its own actions or in response to a third party's filing, that certain of our services, termination arrangements, agreements with foreign carriers, transit or refile arrangements or reports did not comply with FCC policies and rules. If this occurred, the FCC could order us to terminate arrangements, fine us or revoke our authorizations. Any of these actions could have a material adverse effect on our business, operating results and financial condition.

7. POTENTIAL FOR TECHNICAL FAILURE. Our services are dependent on our own and other companies' ability to successfully integrate technologies and equipment. In connecting with other companies' equipment we take the risk of not being able to provide service due to their error. In addition, there is the risk that our equipment may malfunction or that we could make an error which negatively affects our customers' service. We are also dependent on the protection of our hardware and other equipment from damage from natural disasters such as fires, floods, hurricanes and earthquakes, other catastrophic events such as civil unrest, terrorism and war and other sources of power loss and telecommunications failures. We have taken a number of steps to prevent our service from being affected by natural disasters, fire and the like. We have built redundant systems for power supply to our equipment. Even though, there can be no assurance that any such systems will prevent the switches from becoming disabled in the event of an earthquake, power outage or otherwise. The failure of our network, or a significant decrease in telephone traffic resulting from effects of a natural or man-made disaster, could have a material adverse effect on our relationship with our customers and our business, operating results and financial condition.

8. THE LONG DISTANCE AND INTERNATIONAL LONG DISTANCE TELEPHONE INDUSTRY IS HIGHLY COMPETITIVE. We are a small company in an industry with many companies that have more experience and greater resources than us. International telecommunications providers compete mainly on the basis of price, but also customer service, transmission quality, breadth of service offerings and value-added services. Our operating history is probably not long enough for you to make a judgment about our ability to compete in this industry.

9. TECHNOLOGICAL ADVANCEMENT COULD RENDER OUR INFRASTRUCTURE OBSOLETE. The international telecommunications industry is highly competitive and subject to the introduction of new services facilitated by advances in technology. We expect that the future will bring technological change. It is possible that these changes could result in more advanced telecommunications equipment that could render our current equipment obsolete. If this were to happen, we would most likely have to invest significant capital into this new technology.

10. WE HAVE LIMITED CAPITAL. Being a small company in a capital intensive industry, our position of limited capital is a significant risk to our future viability. We are currently seeking financing alternatives that would put us in a better position financially. There is no guarantee that we will be able to do this. We may sell additional shares of our stock in order to provide the capital needed for our operations.

11. WE HAVE A SIGNIFICANT INVESTMENT IN A PRIVATE COMPANY THAT WE DO NOT CONTROL. We have a non-controlling investment in a private company, Metromedia China Corporation ("MCC"). Since this company is private and in development, it is difficult to place a value on its worth. We currently value our ownership interest based on extrapolating the value placed on MCC by its majority shareholder, Metromedia International Group. As of March 31, 1999, that equaled $4.34 million. Our total assets were $13.7 million. The value of our interest in MCC may change in the future. The value of MCC may be unfavorably influenced by negative operating results, the Chinese telecommunications market and/or other factors. Furthermore, changes in governmental policy towards foreign investment in telecommunications in China could also adversely effect the value of our investment. We have decreased the value placed on this asset, in large part, due to the uncertainty of the future of foreign participation in the Chinese telecommunications market. Even so, there is still the possibility that this asset will be worth less in the future than we believe is a fair value currently.

12. OUR STOCK IS HIGHLY VOLATILE. Our stock price fluctuates significantly. We believe that this will most likely continue. Historically, the market prices for securities of emerging companies in the telecommunications industry have been highly volatile. Future announcements concerning us or our competitors, including results of operations, technological innovations, government regulations, proprietary rights or significant litigation, may have a significant impact on the market price of our stock.

13. ADDITIONAL SHARES WILL BE AVAILABLE FOR SALE IN THE PUBLIC MARKET. We registered stock in connection with the domestication merger of VDC
     Corporation  Ltd.  ("VDC  Bermuda")  with and  into us (the  "Domestication
     Merger"). The effect of the Domestication Merger was that members/shareholders of VDC Bermuda became shareholders of the Company which then became the publicly traded company. In addition, we issued shares in connection with the MCC investment and other additional business related matters. These stock issuances and future registration statements will have the effect of significantly increasing the number of shares eligible for public trading. Sales of substantial amounts of the stock in the public market could have an adverse effect on the price of the stock and may make it more difficult for us to sell stock in the future. Although it is impossible to predict market influences and prospective values for securities, it is possible that the substantial increase in the number of shares available for sale, in and of itself, could have a depressive effect on the price of our stock.

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

14. WE HAVE NOT PAID ANY DIVIDENDS TO OUR STOCKHOLDERS AND DO NOT EXPECT TO ANY TIME IN THE NEAR FUTURE. Instead, we plan to retain earnings for investment back into the company.

15. THE YEAR 2000 PROBLEM COULD HAVE A MATERIAL ADVERSE EFFECT ON US. The Year 2000 issue is a matter of worldwide concern for carriers and affects many aspects of telecommunications technology, including the computer systems and software applications that are essential for operations. A significant portion of the devices that we use to provide our basic services use date-sensitive processes which affect functions such as service activation, service assurance and billing processes.

     We are currently evaluating the Year 2000 readiness of our computer systems, software applications and telecommunications equipment. We are sending Year 2000 compliance inquiries to certain third parties (i.e. vendors, customers, outside contractors) with whom we have a relationship. These inquiries include, among other things, requests to provide documentation regarding the third party's Year 2000 programs, and questions regarding how the third party specifically examined the Year 2000 effect on their equipment and operations and what remedial actions will be taken with regard to these problems.

     Since we are a new company, our key systems have just recently been implemented. Most of the vendors of such systems have represented to us that the systems are compliant with the Year 2000 issues without any modification. We will, however, continue to require confirmation of Year 2000 compliance in our future requests for proposals from equipment and software vendors. The failure of the Company's computer systems and software applications to accommodate the Year 2000, could have a material adverse effect on our business, financial condition and results from operations.

     Further, if the software and equipment of those on whose services we depend are not Year 2000 functional, it could have a material adverse effect on our operations. While most major domestic telecommunications companies have announced that they expect all of their network and support systems to be Year 2000 functional by the middle of 1999, other domestic and international carriers may not be Year 2000 functional. We intend to continue to monitor the performance of our accounting, information and other systems and software applications to identify and resolve any Year 2000 issues. Currently, through our discovery process, we have identified an estimated $84,000 of expenditures associated with updating systems to be Year 2000 compliant. However, we expect we will find additional expenses pending the finalization of our Year 2000 investigation.

     We believe that the most reasonably likely worst case scenario resulting from the century change could be the inability to efficiently send voice and facsimile calls at current rates to desired locations. We do not know how long this might last. This would have a material adverse effect on our results from operations.

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

16. CERTAIN ANTI-TAKEOVER CONSIDERATIONS. Certain provisions of our Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Bylaws, as amended (the "Bylaws"), and the General Corporation Law of the State of Delaware (the "GCL") could deter a change in our management or render more difficult an attempt to obtain control of us. For example, we are subject to the provisions of the GCL that prohibit a public Delaware corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 15% or more of the corporation's outstanding voting shares (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The Certificate of Incorporation includes undesignated Preferred Stock, which may enable the Board to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise. In addition, the Certificate of Incorporation provides for a classified Board of Directors such that approximately only one-third of the members of the Board will be elected at each annual meeting of stockholders. Classified boards may have the effect of delaying, deferring or discouraging changes in control of us. Further, certain other provisions of the Certificate of Incorporation and Bylaws and of the GCL could delay or make more difficult a merger, tender offer or proxy contest involving us. Additionally, certain federal regulations require prior approval of certain transfers of control of telecommunications companies, which could also have the effect of delaying, deferring or preventing a change in control.

                                       82